ASSET PURCHASE AGREEMENT

    This Asset Purchase Agreement (this “Agreement”) is entered into on January __, 2006, by and between Kinder Travel, Inc., a Nevada corporation (“Buyer”), and Kinder Travel, Inc., a corporation duly existing under the laws of the Province of British Columbia, Canada (“Target”). Buyer and Target are referred to collectively herein as the “Parties.”

This Agreement contemplates a transaction in which Buyer will purchase all of the assets (and assume certain of the liabilities) of Target in return for the Buyer Note (as defined herein).

    Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

§1. Definitions.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Acquired Assets” means all right, title, and interest in and to all of the assets of Target, including all of its (a) Owned Real Property and Leased Real Property, (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Liens, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities (including the capital stock in its Subsidiaries), (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Target as a corporation or (ii) any of the rights of Target under this Agreement (or under any side agreement between Target on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Assumed Liabilities” means (a) all liabilities of Target set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (b) all liabilities of Target that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, other than any liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter, including without limitation those arising under Environmental, Health, and Safety Requirements, and, (c) all obligations of Target under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Buyer” has the meaning set forth in the preface above.

“Buyer Note” has the meaning set forth in §2(c) below.

“Closing” has the meaning set forth in §2(d) below.

“Closing Date” has the meaning set forth in §2(d) below.

“Confidential Information” means any information concerning the business and affairs of Target and its Subsidiaries that is not already generally available to the public.

“Financial Statements” has the meaning set forth in §3(g) below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Improvements” has the meaning set forth in §3(l) below.

“Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including source code, executable code, data, databases, and related documentation), (f) all material advertising and promotional materials, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means actual knowledge after reasonable investigation.

“Lease Consents” has the meaning set forth in §6(a) below.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by Target or any of its Subsidiaries.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which Target or any of its Subsidiaries holds any Leased Real Property.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Target and its Subsidiaries, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby.

“Material Leased Real Property” has the meaning set forth in §6(a) below.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in §3(g) below.

“Most Recent Fiscal Year End” has the meaning set forth in §3(g) below.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice.

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by Target or any of its Subsidiaries.

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity.

“Purchase Price” has the meaning set forth in §2(c) below.

“Real Property” has the meaning set forth in §3(l) below.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Target” has the meaning set forth in the preface above.

“Tax”or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

§2. Basic Transaction.

(a)  Purchase and Sale of Assets.  On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Target, and Target agrees to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this §2.

(b)  Assumption of Liabilities.  On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of Target not included within the definition of Assumed Liabilities.

(c)  Purchase Price. Buyer agrees to pay to Target at the Closing by delivery of a Convertible Promissory Note (the “Buyer Note”) in the form of Exhibit A attached hereto in the aggregate principal amount of $20,000 USD (the “Purchase Price”), with conversion rights as set forth therein, to the sole shareholder of target, Dirk Holzhauer.

(d)  The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, in Surrey, British Columbia commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby.

§3. Target's Representations and Warranties. Target represents and warrants to Buyer that the statements contained in this §3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3).

(a)  Organization of Target.  Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b)  Authorization of Transaction.  Target has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Target and Target Stockholders have duly authorized the execution, delivery, and performance of this Agreement by Target. This Agreement constitutes the valid and legally binding obligation of Target, enforceable in accordance with its terms and conditions.

(c)  Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target or any of its Subsidiaries is subject or any provision of the charter or bylaws of Target or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Neither Target nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in §2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

(d)  Brokers' Fees.  Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated. No Subsidiary of Target has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)  Title to Assets.  Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, Target has good and marketable title to all of the Acquired Assets, free and clear of any Liens or restriction on transfer.

(f)  Financial Statements.  Attached hereto as Exhibit B are the following financial statements (collectively the “Financial Statements”): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2005, (the “Most Recent Fiscal Year End”) for Target and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of Target and its Subsidiaries as of such dates and the results of operations of Target and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

(g)  Events Subsequent to Most Recent Fiscal Year End.  Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

(i)  neither Target nor any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

(ii)  neither Target nor any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

(iii)  no party has accelerated, terminated, made material modifications to, or cancelled any material agreement, contract, lease, or license to which Target or any of its Subsidiaries is a party or by which any of them is bound;

(iv)  neither Target nor any of its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible;

(v)  neither Target nor any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

(vi)  neither Target nor any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

(vii)  neither Target nor any of its Subsidiaries has transferred, assigned, or granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

(viii)  there has been no change made or authorized in the charter or bylaws of Target or any of its Subsidiaries;

(ix)  neither Target nor any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(x) neither Target nor any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xi)  neither Target nor any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

(xii)  neither Target nor any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xiii)  neither Target nor any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(xvii)  neither Target nor any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(xviii)  Target and its Subsidiaries have not changed their normal business practices or taken any other action outside the Ordinary Course of Business in order to generate Cash;

(xix)  neither Target nor any of its Subsidiaries has made any loans or advances of money; and

(xx)  neither Target nor any of its Subsidiaries has committed to any of the foregoing.

(h)  Undisclosed Liabilities.  Neither Target nor any of its Subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes, except for liabilities set forth on the face of the Most Recent Balance Sheet.

(i)  Legal Compliance.  Each of Target and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1, et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

(j)  Tax Matters.

(i)  Each of Target and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by Target or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither Target nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Income Tax Return. Each of Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(ii)  There is no material dispute or claim concerning any Tax liability of Target or any of its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which Target Stockholders or any of the directors and officers of Target and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

(k)  Real Property.

Neither Target nor any of its Subsidiaries owns any real property.

(l)  Intellectual Property.

(i)  Neither Target nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of Target Stockholders and the directors and officers of Target and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Target or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any Target Stockholder and the directors and officers of Target and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of Target or any of its Subsidiaries in any material respect.

(m)  Tangible Assets.  The buildings, machinery, equipment, and other tangible assets that Target and its Subsidiaries own or lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(n)  Notes and Accounts Receivable.  All notes and accounts receivable of Target and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Target and its Subsidiaries.

(o)  Business Continuity.  None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by Target and/or its Subsidiaries in the conduct of their business (collectively, the “Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by Target or its Subsidiaries. Each of Target and its Subsidiaries is covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of Target's and its Subsidiaries' business.

(p)  Certain Business Relationships with Target and Its Subsidiaries.  Neither Target Stockholders nor any of their Affiliates, Target Stockholders' directors, officers, employees, and shareholders and Target's and its Subsidiaries' directors, officers, employees, and shareholders has been involved in any material business arrangement or relationship with Target or any of its Subsidiaries within the past 12 months, and neither Target Stockholders nor any of their Affiliates, Target Stockholders' directors, officers, employees, and shareholders and Target's and its Subsidiaries' directors, officers, employees, and shareholders own any material asset, tangible or intangible, that is used in the business of Target or any of its Subsidiaries.

(q)  Disclosure.  The representations and warranties contained in this §3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this §3 not misleading.

(r)  Investment.  Target (i) understands that the Buyer Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note, and (vi) is an Accredited Investor.

§4. Buyer's Representations and Warranties. Buyer represents and warrants to Target that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4).

(a)  Organization of Buyer.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b)  Authorization of Transaction.  Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(c)  Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets are subject. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in §2 above).

(d)  Brokers' Fees.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Target could become liable or obligated.

§5. Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a)  General.  Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in §6 below).

(b) Notices and Consents.  Target will give any notices to third parties, and Target will use its reasonable best efforts to obtain any third-party consents referred to in §3(c) above, the Lease Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(c) and §4(c) above.

(c)  Operation of Business.  Target will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

(d)  Preservation of Business.  Target will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

(e)  Full Access.  Target will permit representatives of Buyer to have full access at all reasonable times and in a manner so as not to interfere with the normal business operations of Target and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Target and each of its Subsidiaries. Buyer will treat and hold as such any Confidential Information it receives from any Target Stockholder, Target, and its Subsidiaries in the course of the reviews contemplated by this §5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Target Stockholders, Target, and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information that are in its possession.

(f)  Notice of Developments.  Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in §3 and §4 above. No disclosure by any Party pursuant to this §5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g)  Exclusivity.  Target will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Target or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

(h)  Leases.  Neither Target nor any of its Subsidiaries shall amend, modify, extend, renew or terminate any Lease, nor shall Target or any of its Subsidiaries enter into any new lease, sublease, license or other agreement for the use or occupancy of any Real Property without the prior written consent of Buyer.

§6. Conditions to Obligation to Close.

(a)  Conditions to Buyer's Obligation. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  the representations and warranties set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

(ii)  Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Sellers shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(iii)  Target and its Subsidiaries shall have procured all of the third-party consents specified in §5(b) above;

(iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Buyer to own the Acquired Assets, to operate the former business of Target, and to control Target's Subsidiaries, or (D) materially and adversely affect the right of any of Target's Subsidiaries to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(vi)  Target shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in §6(a)(i)-(iv) is satisfied in all respects;

(vii)  all actions to be taken by Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

(viii)  Target and its Subsidiaries shall have obtained and delivered to Buyer a written consent for the assignment of each of the Leases, and, if requested by Buyer's lender in connection with any Material Leased Real Property, a waiver of landlord liens, collateral assignment of lease or leasehold mortgage from the landlord or other party whose consent thereto is required under such Lease (the “Lease Consents”), in form and substance satisfactory to Buyer and Buyer's lender;

(ix)  Target shall have delivered to Buyer copies of the certificate of good standing of each Seller and Target issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Person's organization;

Buyer may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the Closing.

(b)  Conditions to Target's Obligation.  The obligation of Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  the representations and warranties set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

(ii)  Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Buyer shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(iii)  no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv)  Buyer shall have delivered to Target a certificate to the effect that each of the conditions specified above in §6(b)(i)-(iii) is satisfied in all respects;

(v)  all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Target.

Target may waive any condition specified in this §6(b) if it executes a writing so stating at or prior to the Closing.

§7. Termination.

(a)  Termination of Agreement. Buyer and Target may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)  Effect of Termination. If any Party terminates this Agreement pursuant to §7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in §5(e) above shall survive termination.

§8. Miscellaneous.

(a)  Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(b)  Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities, in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure.

(c)  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d)  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(e)  Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f)  Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(h)  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word including shall mean including without limitation.

(n)  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

KINDER TRAVEL, INC. (NEVADA) /s/ DANIEL L. BAXTER BY: Daniel L. Baxter ITS: President DATED: January 1, 2006	KINDER TRAVEL, INC. (BRITISH COLUMBIA) /s/ DIRK HOLZHAUER BY: Dirk Holzhauer ITS: President DATED: January 1, 2006